                                                                     EXHIBIT 8
                      FOURTH AMENDMENT TO RIGHTS AGREEMENT
                         Dated as of September 15, 1995


     THIS AMENDMENT to the Rights Agreement (the "Agreement"), dated as of December 15, 1989, originally entered into by and between Ohio Casualty Corporation, an Ohio corporation (the "Company"), and Mellon Bank, N.A. ("Mellon"), as Rights Agent, as heretofore amended, is made as of this 5 day of September, 1995, by and between the Company and First Chicago Trust Company of New York ("First Chicago") as the successor Rights Agent.

     WHEREAS, under the Agreement, the Company appointed Mellon to act as agent for the Company and the holders of the Rights (as that term is defined in the Agreement) in accordance with the terms and conditions of the Agreement; and

     WHEREAS, the Company has notified Mellon that it will cease to be the Rights Agent under the Agreement; and

     WHEREAS, the Company and First Chicago have agreed that First Chicago will serve as the successor Rights Agent under the Agreement; and

     WHEREAS, the Company and First Chicago agree to amend the Agreement in the manner set forth below.

     NOW THEREFORE, the Agreement is amended, effective as of September 5, 1995, as follows:

     1. Any reference in the Agreement or any Exhibit thereto to Mellon Bank, N.A. shall be replaced with a reference to First Chicago Trust Company of New York.

     2. The word "Pennsylvania" in Section 1(d) shall be replaced with the words "New Jersey."

     3. The words "Pittsburgh, Pennsylvania" in Sections 1(e) shall be replaced with words "City of New York, New York" in both places in which the words "Pittsburgh, Pennsylvania" appear in said Section 1(e).

     4. The indented text in Section 3(b) shall be replaced with the following:

                This certificate also evidences and entitles
             the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 15, 1989, as amended (the "Rights Agreement"), between Ohio Casualty Corporation and First Chicago Trust Company of New York (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Ohio Casualty Corporation. Under certain circumstances as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Ohio Casualty

             Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in the Rights Agreement.

     5. The word "principal" in the fifth sentence in Section 22 shall be deleted. The word "Pennsylvania" in the fifth sentence in Section 22 (in each place it appears) shall be replaced with the words "New Jersey."

     6. The name and address of Mellon in Section 26 shall be replaced with the following name and address:

                First Chicago Trust Company of New York
                14 Wall Street
                New York, New York  10005

     7. The words "Pittsburgh, Pennsylvania" in Exhibit A of the Rights Agreement shall be replaced with the words "New York, New York" (in each place in which the words "Pittsburgh, Pennsylvania" appear in said Exhibit A.) The word "principal" in the first line of page 2 of Exhibit A of the Rights Agreement shall be deleted.

     8. Except as amended herein, all of the terms and provisions of the Rights Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed by the Company and First Chicago by their respective and proper officers, who are duly authorized to execute this document.

Attest:                                OHIO CASUALTY CORPORATION



 By: /s/Howard L. Sloneker, III        By:  /s/Lauren N. Patch
     -------------------------------        ---------------------------
     Howard L. Sloneker, III                Lauren N. Patch
     Secretary                              President and CEO


Attest:                               FIRST CHICAGO TRUST COMPANY OF NEW YORK



 By: /s/John G. Herr                   By:  /s/Joanne Gorostiola
     -------------------------------        ---------------------------
     John G. Herr                           Joanne Gorostiola

Its: Assistant Vice President         Its:  Assistant Vice President